EXHIBIT 32.2

SECTION 906 CERTIFICATION BY THE CHIEF FINANCIAL OFFICER

I, Joseph S. Tibbetts, Jr., Chief Financial Officer of Novell, Inc., a Delaware corporation (the “Company”), hereby certify that, to my knowledge:

(1)	The Company’s periodic report on Form 10-Q for the period ended April 30, 2005 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

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CHIEF FINANCIAL OFFICER

/s/ JOSEPH S. TIBBETTS, JR.
Joseph S. Tibbetts, Jr.

Date: June 8, 2005